Exhibit 24A





                          CONSENT OF INDEPENDENT ACCOUNTANT


             I consent to the incorporation by references in the registration statement of General Public Utilities Corporation on Forms S-8 (File Nos. 33-32326 and 33-51037) of my report dated May 3, 1996, on my audit of the financial statements of the Jersey Central Power & Light Company Employee Savings Plan for Bargaining Unit Employees as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 11-K.




                                             JOHN MILLIGAN, CPA


























          105-107 N. 22nd Street, 2nd Floor
          Philadelphia, Pennsylvania
          June 27, 1996